Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

MEDIABISTRO INC.

(THE “CORPORATION”)

Incorporated Under the Laws of

the State of Delaware

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

The registered office of the Corporation in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company will be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting

The annual meeting of stockholders for the election of directors and the transaction of any other business will be held on such day in such month, in such city and state and at such time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 2. Special Meetings

Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors or by its Chairman, or by the Chief Executive Officer or the President, and will be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

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Section 3. Notice of Meetings

Written notice of the time and place of any stockholders’ meeting, whether annual or special, will be given to each stockholder entitled to vote at that meeting, by personal delivery or by mailing the same to him or her at his or her address as the same appears upon the records of the Corporation at least ten days but not more than sixty days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Further notice, if any, will be given as may be required by law.

Section 4. Quorum

Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who will be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

Section 5. Adjournment of Meetings

If less than a quorum is in attendance at the time for which a meeting is called, the meeting may adjourn only at the direction of the Chairman or the Chairman’s delegate, without notice other than announcement at such meeting, until a quorum is in attendance. Any meeting at which a quorum is present may also only be adjourned in like manner and for the amount of time as may be determined by the Chairman or the Chairman’s delegate. At any adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6. Voting List

The Secretary will prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. The list will be open at either (i) a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or (ii) if not so specified, at the place the meeting is to be held, for said ten days, as well as at the time and place of such meeting, and will be subject to the inspection of any stockholder.

Section 7. Voting

Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock (or such other number of votes as shall be provided in the certificate of incorporation, including any certificate of designation, with respect to any class or series of stock) registered in his or her name on the record of stockholders. At all meetings of stockholders, all matters, except as otherwise provided by statute, will be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

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Section 8. Record Date of Stockholders

The Board of Directors is authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give consent. Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting of stockholders, and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, or to give the consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after the record date fixed in accordance with this Section 8.

Section 9. No Stockholder Action by Written Consent Without a Meeting

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 10. Conduct of Meetings

The Chief Executive Officer, or in his or her absence the President or any Vice President designated by the Chief Executive Officer, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings. The Secretary of the Corporation will act as secretary of each meeting. In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting.

Section 11. Stockholder Proposals

Any stockholder wishing to bring any other business before a meeting of stockholders, except for the nomination of persons for election as directors which shall be made pursuant to Section 14 of Article III of these By-Laws, must provide notice to the Corporation not more than ninety (90) and not less than sixty (60) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting.

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Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder; and (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business. In the absence of such notice to the Corporation meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

In any such event, such stockholder must also set forth in its notice: (i) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (ii) as to the stockholder giving notice and any Stockholder Associated Person, (A) the class, series and number of all shares of the Corporation beneficially owned by such stockholder and by such Stockholder Associated Person, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the Corporation; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice.

Except as set forth in Section 5 of Article III of these By-Laws and subject to the Corporation’s certificate of incorporation, only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11 or pursuant to the agenda set by the Board of Directors. The presiding officer of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed business is not in compliance with this Section 11, to declare that such defective proposal be disregarded.

Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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For the purposes of these By-Laws, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

ARTICLE III

DIRECTORS

Section 1. Number and Qualifications

The Board of Directors will consist initially of three (3) directors, and thereafter will consist of the number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders.

Section 2. Election of Directors

The directors will be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office

The directors chosen at any annual meeting will, except as otherwise provided in these By-Laws, hold office until the next annual election and until their successors are elected and qualify.

Section 4. Removal and Resignation of Directors

Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, at any special meeting of the stockholders called for that purpose, and the office of a removed director will immediately become vacant.

Any director may resign at any time. Such resignation will take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary. The acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation.

Section 5. Filling of Vacancies

Any vacancy among the directors, occurring from any cause whatsoever, may only be filled by a majority of the remaining directors, though less than a quorum, provided however, that the stockholders removing any director may at the same meeting fill the vacancy caused by the removal, and provided further, that if the directors fail to fill any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy. In case of any increase in the number of directors, the additional directors may only be elected by the directors in office before the increase or by the stockholders at a duly called meeting of the stockholders. Any person elected to fill a vacancy will hold office, subject to the right of removal as provided in these By-Laws, until the next annual election and until his successor is elected and qualified

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Section 6. Regular Meetings

The Board of Directors will hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or President.

Section 8. Notice and Place of Meetings

Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, will be mailed to each director addressed to him or her at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable or facsimile, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.

Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 10. Quorum

A majority of the Board of Directors at any time in office will constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board will act only as the Board and the individual members of the Board will not have any powers in their individual capacities.

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Section 11. Compensation

The directors will not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 13. Meetings Through Use of Communications Equipment

Members of the Board of Directors, or any committee designated by the Board of Directors, will, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting.

Section 14. Nominating Procedures

Nominations for election of directors shall be governed by this Section 14. Nominations for the election of directors may only be made by the board of directors, by the nominating committee of the board of directors (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 14. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not more than ninety (90) days nor less than sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting shall set forth the following: (A) the name and address, as they appear on the Corporation’s books, of (i) the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated, and (ii) any Stockholder Associated Person; (B) the information required in Section 11 of Article II of these By-Laws; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and any Stockholder Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Corporation if so elected. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 14. If the chairman of the stockholders’ meeting shall determine that a nomination was not made in accordance with the procedures described by these By-Laws, he shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

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ARTICLE IV

COMMITTEES

Section 1. Executive Committee

The Board of Directors may, by resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee will, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and will have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.

Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 2. Audit Committee

The Board of Directors shall, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an Audit Committee.

Any member of the Audit Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

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Any person ceasing to be a director shall ipso facto cease to be a member of the Audit Committee.

Any vacancy in the Audit Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 3. Other Committees

Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Any member of these committees may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

Section 4. Resignation

Any member of a committee may resign at any time. This resignation will be made in writing and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary. The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

Section 5. Quorum

A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee. The members of a committee will act only as a committee, and the individual members of the committee will not have any powers in their individual capacities.

Section 6. Record of Proceedings, etc.

Each committee will keep a record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors.

Section 7. Organization, Meetings, Notices, etc.

A committee may hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon. Each committee may make rules as it deems expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the chairman of the committee and will be sufficient if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at that place by telegraph, cable or facsimile, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

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Section 8. Compensation

The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V

OFFICERS

Section 1. Number

The officers of the Corporation shall be a Chief Executive Officer and a President, and may include a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications

The officers, except as provided in Section 3 of this Article V, will be chosen annually by the Board of Directors. Each officer will, except as otherwise provided in the By-Laws, hold office until his successor is chosen and qualified. The Chairman of the Board of Directors, if any, will be a director of the Corporation, and should he or she cease to be a director, he or she shall ipso facto cease to be Chairman. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers

Other officers, including one or more additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers

Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation

Any officer of the Corporation may resign at any time. This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

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Section 6. Filling of Vacancies

A vacancy in any office will be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation

The compensation of the officers will be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors

The Chairman of the Board of Directors (if one is elected) will be a director and will preside at all meetings of the Board of Directors at which he or she is present, and will have the powers and perform the duties as may from time to time be assigned to him or her by the Board of Directors.

Section 9. Chief Executive Officer

The Chief Executive Officer will, when present, preside at all meetings of the stockholders. The Chief Executive Officer will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He or she will be the chief executive officer of the Corporation, and will have the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer.

Section 10. President

The President will, when present, preside at all meetings of the stockholders at which the Chief Executive Officer is not present. The President will have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He or she will assist the Chief Executive Officer (and, in the Chief Executive Officer’s absence, act as Chief Executive Officer) in the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of President, subject to the direction of the Chief Executive Officer.

Section 11. Vice Presidents

The Vice Presidents, or any of them, will, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in the absence of both the Chief Executive Officer and the President, or in case of their inability to perform their duties from any cause, perform the duties of the Chief Executive Officer and, when so acting, will have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The Vice Presidents will also perform the other duties that may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

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Section 12. Chief Financial Officer

Subject to the direction of the Board of Directors, the Chief Executive Officer and the President, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer.

Section 13. Secretary

The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books provided for that purpose. He or she may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary, or as may from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these By-Laws.

Section 14. Treasurer

The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his possession. He or she may endorse on behalf of the Corporation for collection, checks, notes and other obligations and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. He or she will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates for Shares

The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. Certificates for shares will be numbered in the order of their issue and will be signed by the Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificates, provided, however, that the signature of the Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

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Section 2. Registration and Transfer of Shares

The shares of capital stock of the Corporation shall be issued in registered form. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the dates of issuance of such shares and, if such shares are represented by a certificate, the numbers of the certificates covering such shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 3. Lost, Destroyed and Mutilated Certificates

The holder of any stock of the Corporation will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates, if any, representing such holder’s shares. The Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

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Section 4. Transfer Agent and Registrar; Regulations

The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

Section 5. Beneficial Owners

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors

The Board of Directors will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

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Section 2. Corporate Seal

The corporate seal will be in the form approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 3. Notices

Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, or sent by facsimile.

Section 4. Waiver of Notice

Any stockholder or director may at any time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these By-Laws, and if any stockholder or director is present at any meeting his presence will constitute a waiver of notice.

Section 5. Checks, Drafts, etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits

All funds of the Corporation will be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations

Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President and the Treasurer have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder. The Chief Executive Officer, the President or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

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Section 8. Indemnification of Officers and Directors

The Corporation will indemnify any and all of its directors and officers, including former directors and officers, including those serving as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX

AMENDMENTS

The Board of Directors will have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders will have power to rescind, alter, amend or repeal any By-Laws made by the Board of Directors, and to enact By-Laws that will not be rescinded, altered, amended or repealed by the Board of Directors. Notice of the proposal to make, amend or repeal any provision of these By-Laws will be included in the notice of any meeting of the stockholders or the Board of Directors at which the action is to be considered. No change of the time or place for the annual meeting of the stockholders for the election of directors will be made except in accordance with the laws of the State of Delaware.

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